Exhibit 99.1
Corporate Media Contact:
Kelley Childrey
Manning Selvage & Lee
323-866-6003
kelley.childrey@mslpr.com
Investor Relations Contact:
Cheryl Monblatt Allen
Artes Medical
858-550-9999
callen@artesmedical.com
ARTES MEDICAL ANNOUNCES MICHAEL K. GREEN
AS ITS CHIEF FINANCIAL OFFICER
     San Diego, California May 7, 2008— Artes Medical, Inc. (Nasdaq: ARTE), a medical technology company whose product ArteFill® is the first and only FDA-approved non-resorbable injectable dermal filler for the correction of nasolabial fold or “smile line” wrinkles, announced that Michael K. Green has joined the Company as its Chief Financial Officer. He will have responsibility for all financial, accounting and investor relations activities, and will also manage the corporate facilities and the information technology departments.
     Michael Green has over 30 years of finance and accounting experience in a variety of companies, including publicly traded biopharmaceutical and animal health companies. He has extensive operational experience as well as experience in capital raising and mergers and acquisitions. Prior to joining Artes Medical, he served as Chief Operating Officer and Chief Financial Officer at Orchestra Therapeutics (previously The Immune Response Corporation). Prior to Orchestra Therapeutics, he served as Chief Financial Officer at Synbiotics Corporation, a publicly-traded animal health diagnostic and medical devices company. Mr. Green also has over 13 years of experience in public accounting, most recently as a Senior Audit Manager at Price Waterhouse. He received his Bachelor of Business Studies at New South Wales Institute of Technology, and is a Certified Public Accountant.
     Christopher J. Reinhard, Executive Chairman, stated “With the appointment of Mr. Green, Mr. Peter Wulff has resigned as the Company’s Executive Vice President and Chief Financial Officer to further advance his career focused on business development and corporate finance for commercial development companies. We thank Peter for his dedication to the Company where he played an important role in transforming Artes Medical from a small private research and development enterprise into a publicly-traded commercial operating company, and we recognize and acknowledge his important contributions to the development of Artes Medical.”
     “Mike has significant experience in an operating role with growth and entrepreneurial companies, leading their accounting, financial and related functions. He will also provide strong strategic leadership in our partnering initiatives,” said Diane S. Goostree, President and Chief Executive Officer. “His expertise will be quite valuable to Artes as we continue to accelerate our commercialization of ArteFill and consider complementary partnerships and technologies, including any potential acquisitions and financing activities.”
About ArteFill®
     ArteFill is the first and only FDA-approved non-resorbable injectable dermal filler for the correction of wrinkles known as smile lines or nasolabial folds. The unique microspheres in ArteFill are not absorbed by the body and therefore provide the first-of-its-kind permanent support for long-lasting wrinkle correction in one to two treatments.
     ArteFill was approved by the FDA in October 2006 based on data from the Company’s 12-month controlled, randomized, double-masked, multi-center U.S. clinical trial, which compared outcomes for patients treated with ArteFill with those of patients treated with the leading bovine collagen-based filler. At the 6-month evaluation, which was the primary efficacy evaluation period for the clinical trial, the wrinkle correction in patients treated with ArteFill persisted and showed statistically significant improvement compared to the wrinkle correction in the patients treated with the collagen control, who returned to their pretreatment status. The ArteFill patients were also evaluated one year after treatment, demonstrating continued safety and wrinkle correction.
     In December 2007, the Company announced that ArteFill’s 5-year safety and efficacy data was published in the peer-reviewed publication Dermatologic Surgery “Filler Issue.” This publication addresses the robust, long-term, efficacy and safety profile of ArteFill. This 5-year follow-up study included 145 patients who were treated with ArteFill in the Company’s U.S. clinical trial. In addition to demonstrating the safety profile of ArteFill, the study showed statistically significant (p<0.001) improvement in patient wrinkle correction five years after the patient’s last ArteFill treatment, and a statistically significant (p=0.002) improvement in wrinkle correction at the 5-year point compared to the 6-month evaluation period. As part of the study, physician investigators and patients were asked to provide their assessment of ArteFill treatment. Over 90% of the physician assessments were either “completely successful” or “very successful;” and over 90% of the patient assessments were either “very satisfied” or “satisfied.” In March 2007, the Company submitted the data from the study to the FDA for review in order to enhance the product labeling for ArteFill.

     An ArteFill Skin Test is required before initial treatment. The most common adverse events associated with ArteFill treatment, similar to those observed with other dermal fillers, are lumpiness, persistent swelling or redness and increased sensitivity at the injection site.
     ArteFill is a proprietary formulation comprised of polymethylmethacrylate, or PMMA, microspheres and bovine collagen, and is the only PMMA-based injectable product that has been approved by the FDA for the treatment of facial wrinkles. Artes Medical is the sole manufacturer of ArteFill, which is only available in the United States through Artes Medical, and Artes Medical has not entered into distribution or licensing arrangements with any third party for the distribution or sale of ArteFill, or any other PMMA-based dermal filler, outside the United States.
About Artes Medical, Inc.
     Artes Medical is a medical technology company focused on developing, manufacturing and commercializing a new category of aesthetic injectable products for the dermatology and plastic surgery markets. The Company’s initial product, ArteFill, is being marketed to men and women as a treatment option for the correction of nasolabial folds. Additional information about Artes Medical and ArteFill is available at www.artesmedical.com and www.artefill.com.
Forward-Looking Statements
     This news release contains forward-looking statements that are based on the Company’s current beliefs and assumptions and on information currently available to its management.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. As a result of these risks, uncertainties and other factors, which include the Company’s history of net losses and its need to raise additional funds to support its operations, its reliance on its sole FDA-approved product, ArteFill, its limited experience in commercializing ArteFill, its future receipt of FDA approval to extend the efficacy period of ArteFill beyond six months and eliminate the skin test requirement, and the risk that the Company’s revenue projections may prove incorrect because of unexpected difficulty in generating sales and market acceptance of ArteFill, readers are cautioned not to place undue reliance on any forward-looking statements included in this press release.  A more extensive set of risks and uncertainties is set forth in the Company’s SEC filings available at www.sec.gov. These forward-looking statements represent beliefs and assumptions only as of the date of this news release, and the Company assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.

     Artes Medical® and ArteFill® are registered trademarks of Artes Medical, Inc. All other trademarks, trade names and brand names referred to in this press release are the property of their respective owners.
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